                                                                   EXHIBIT 10.21

                           MASTER PURCHASE AGREEMENT


       Buyer                           Seller

Emulex Corporation_______          K*Tec Electronics Corporation

3535 Harbor Blvd.______            1111 Gillingham Lane

Costa Mesa__CA______92626          Sugar Land, Texas 77478
CITY    STATE    ZIP

ATTENTION: Keith Knight__________  ATTENTION: Mike Thompson________________


TELECOPIER: _____________________  TELECOPIER: ____________________________


     THIS MASTER PURCHASE AGREEMENT ("Agreement") is entered into by and between Buyer and Seller. "Products" shall mean all goods purchased by Buyer from Seller. The purposes of this Agreement is to set forth the terms and conditions under which Seller will manufacture and sell, and Buyer shall purchase, the Products. In consideration of the mutual promises and agreements contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Seller agrees to manufacture and sell and Buyer agrees to purchase the Products on the Terms and Conditions of this Agreement.


     DATED   March 12, 1998          (the Effective Date).
           -------------------------

     Emulex Corporation__________      K*TEC ELECTRONICS CORP
                BUYER

     /s/ Michael J. Rockenbach         /s/ Larry D. Olson
     ----------------------------      ------------------------------
        AUTHORIZED SIGNATURE                AUTHORIZED SIGNATURE

          Michael J. Rockenbach             Larry D. Olson
     ----------------------------      ------------------------------
            PRINTED NAME                        PRINTED NAME


     /s/ Chief Financial Officer        President
     ----------------------------      ------------------------------
     TITLE                             TITLE

ATTACHMENT:  TERMS AND CONDITIONS
---------------------------------
      Section 1.--Term                       Section 7.--Limited Warranty
      Section 2.--Orders                     Section 8.--Limitation of Liability
      Section 3.--Delivery and Shipping      Section 9.-- Confidentiality
      Section 4.--Payment Terms              Section 10.--Buyer's Indemnity
      Section 5.--Returned and Defective/
                    Nonconforming Products   Section 11.--General Provisions
      Section 6.--Termination/Order
                  Cancellations

                             TERMS AND CONDITIONS

1.  Term.  Subject to earlier termination as provided in Section 8, the initial
    ----                                                 ---------
    term of this Agreement shall be for a period beginning on the Effective Date and ending one year thereafter. This Agreement will automatically renew thereafter for successive one-year terms unless either party tenders ninety
    (90) days prior written notice of termination. As used herein, days shall mean calendar days. All orders placed under this Agreement must be placed prior to the expiration or termination of this Agreement.

2.  Orders.

2.1 Forecasts.  Buyer shall provide Seller with a requirement forecast on the
    ----------
    first day of each month that sets forth Buyer's forecasted purchases of the Products and delivery dates for the following twelve-month period.

2.2 Purchase Orders.  Buyer agrees to provide a firm P.O. (interchangeably an
    ----------------
    "order" or a "P.O.") for the most current 90 day period ("Order Period") against such forecast. Each order will be subject to acceptance by Seller and once accepted by Seller shall constitute for purposes hereof a firm order to purchase such quantities under the pricing process defined in
    Section 2.5 within the agreed upon delivery dates and shall be subject to cancellation charges as set forth in Section 8.3 (b), and Schedule Changes set forth in Section 2.4. Acceptance by Seller of an order in accordance with this Agreement shall not be unreasonably withheld.

2.3 Contract Formation, Acceptance and Entire Agreement.  ACCEPTANCE OF BUYER'S
    ----------------------------------------------------
    ORDER IS EXPRESSLY LIMITED TO THE TERMS AND CONDITIONS OF THIS AGREEMENT, NOTWITHSTANDING ANY ORAL OR WRITTEN STATEMENT MADE BY BUYER, AND DOES NOT IN ANY WAY WHATSOEVER CONSTITUTE ACCEPTANCE OF ANY OTHER OF BUYER'S TERMS AND CONDITIONS, AND SUCH OTHER BUYER'S TERMS AND CONDITIONS WILL NOT BECOME A PART OF THE CONTRACT BETWEEN BUYER AND SELLER UNLESS SELLER EXPRESSLY AGREES IN WRITING TO ACCEPT SUCH TERMS AND CONDITIONS OR ANY PORTION THEREOF. Buyer's acceptance of or payment for Products which Buyer has not ordered creates a contract comprised of this Agreement, the quantities of Products accepted or paid for, and the prices then offered by Seller. This Agreement shall constitute the entire agreement with respect to any contract formed and shall not be altered amended, supplemented or canceled without Buyer and Seller's express written consent.

2.4 Schedule Changes to Orders.  Buyer agrees to provide a firm P.O. for the
    ---------------------------
    most current 90 day period against the forecast. A firm P.O. will be issued for the upcoming 30 days with the ability to reschedule up to 10% out no more than 90 days and as much as a 25% increase in the same period. Days 31 to 60 are eligible for 25% volume increases or reschedule with reschedules to be scheduled out within 90 days of the original scheduled delivery date. Days 61 to 90 days are eligible for 50% increases or reschedule with reschedules to be scheduled out within 90 days of the original delivery date. Seller shall accept a volume change only once every thirty days. Schedule changes shall not in any way whatsoever reduce the total firm quantities on order or Buyer's liability for canceled orders. The cancellation charges specified in Section 8.3 (b) will apply to schedule
                                      ---------------
    changes that do not comply with the terms stated in this Section 2.4. If Buyer requests a schedule change representing a reasonable increase to an order, Seller agrees to use its commercially reasonable efforts to satisfy the change order request.

Summary of Changes to Orders:

    Days to Delivery        % Increase in Quantity      % Reschedule
    ---------------- ---------------------------------------------------------
        5 - 30               25 less than                 10 less than
       31 - 60               25 less than                 25 less than
       61 - 90               50 less than                 50 less than

2.5 Pricing.  Initial pricing shall be as agreed by the parties and set forth
    --------
    in Seller's price quote provided to Buyer. Buyer acknowledges that the prices set forth in Seller's price quote are based upon the minimum quantities to be purchased as indicated in the price quote. Such price quote(s) shall be Reasonable AND consistent with industry pricing for similar Products in similar quantities. Pricing will be firm for the forward 90 days covering the firm P.O.'s. Buyer and Seller will conduct quarterly cost reviews to determine actual cost adjustments based on market conditions and volatile commodities. Increases and relief for documented Purchase Price Variances and manufacturing volume and material variances will be agreed upon by both parties. Buyer will share 50/50 in documented cost reductions initiated by Seller. Reductions will be passed on as they are actually used in product shipment.

2.6 Products Built to Buyer's Specifications.  Seller warrants to manufacture
    -----------------------------------------
    Products to specifications provided by Buyer. Any advice given by Seller to Buyer before or after delivery of Products built to Buyer's specifications is based solely upon the information available to Seller, and the use of such advice by Buyer is solely and entirely at

    Buyer's own risk. Buyer represents and warrants that it has independently determined the fitness, need, usefulness and applicability of the Products built to Buyer's specifications it has ordered and does not rely on any representation of Seller in that regard.

2.7 Design Changes.  Seller will accept design changes (i.e. Engineering
    ---------------
    Change Orders) according to Buyer instructions. In such events, Buyer is liable for cancellation charges as set forth in Section 8.3 (b) for any
                                                    -----------
    inventory on hand or on order which becomes obsolete due to any design change.

3.  Delivery and Shipping.  The agreed upon delivery dates are based on the
    ----------------------
    Seller's acceptance of Buyer's PO. All shipments shall be F.O.B. Seller's facility unless otherwise specified. The method and route of shipment shall be according to the directions documented by Buyer on the purchase orders provided to Seller by Buyer. If shipment terms have not been provided, Seller shall contact Buyer for such direction. Shipment requirement is no more than 2 days early and 0 days late from original schedule shipment date. Seller will have in place a plan to achieve shipment goals, as defined in
    Section 5., which will be agreed upon by both parties. In addition to the purchase price, Buyer shall pay any and all transportation charges. Buyer assumes risk of loss of the Products upon the Products departing Seller's facility, regardless of whether Seller has arranged for the transportation of the Products. Seller assumes risk of loss of Buyer's property left in Seller's custody or care.

4.  Shipment Documentation.  Seller shall provide proof of product delivery for
    -----------------------
    all orders. This documentation must include the Emulex Purchase Order number, the date of delivery, the method of shipment, the freight tracking number (if applicable), and the serial numbers delivered.

5.  Shipment Performance.  Seller shall maintain the sufficient dedicated
    ---------------------
    factory capacity required to satisfy 100% of the product volumes documented in firm purchase orders and possible required increases in quantities as cited in Section 2.4. Failure of Seller to ship timely in accordance with accepted orders shall be addressed as follows: (a) Should the Seller fail to meet the scheduled shipment performance to Buyer of 95% in any month - then Seller shall immediately: (i) take all reasonable actions (e.g. use of overtime, expedited procurement of components, and expedited shipment (such as use of air freight) to minimize the delinquency, and (ii) inform Buyer of the situation, the actions taken, and the actions to be taken by Seller, and when Seller expects to be able to effect shipment of delinquent shipments and resume timely shipments. Seller is responsible for all incremental costs arising from actions taken to minimize late shipments, including without limitation any incremental freight charges associated with expedited shipments. (b) Should the Seller fail to meet the scheduled shipment performance to Buyer of 80% in any month, Seller shall take the actions in 5.(a) above, and will provide a corrective action plan indicating root cause, corrective and preventive action. The corrective action plan shall be approved by Buyer and progress toward that plan reviewed with Buyer weekly until expected performance levels are met. Failure to correct such performance deficiency within 60 days of Seller's first reported performance failure shall result in a breach of this Agreement by Seller.

6.  Payment Terms.  Buyer agrees to pay the net amount of all invoices within
    --------------
    thirty days of the invoice date to the address shown on the first page hereof. Interest at the maximum interest rate permitted by law may be charged on delinquent accounts unless Buyer has notified Seller of a dispute. Buyer represents that all sales to Buyer under this Agreement are sales for use in production or resale; therefore no sales, use, excise or other taxes are due as a result of such sales.

7.  Returned and Defective/Nonconforming Products.  The components which are
    ----------------------------------------------
    manufactured by third parties for assembly into Products shall be considered conforming if they meet or exceed the third party manufacturer's published specifications and such specifications are approved by Buyer. Products manufactured by Seller to Buyer's specifications shall be considered conforming if they meet or exceed Buyer's specifications. Seller shall warrant products for 1 year for material defects and two years for workmanship, from date of manufacture.

    In the event Buyer in good faith believes that Products are defective or nonconforming, Buyer shall give written notice to Seller specifying in detail the defect or nonconformity of such Products. If notice of defect or nonconformity is given timely as provided in this Section, then upon written
                                                      -------
    authorization by Seller, the Products may be returned by Buyer. In order to be eligible for a credit or replacement of such Products, Buyer must return the Products to Seller, transportation charges prepaid by Buyer, within fifteen days of Seller's authorization of return. Acceptance of returned Products or authorization of return of Products shall not be deemed as Seller's concession or acknowledgment of defect or nonconformity with respect to any Products. In any event, Seller shall not accept returned Products without Buyer's written statement fully describing the alleged defects or nonconformity. If said Product return is determined to be defective by Seller, Buyer will be reimbursed for prepaid transportation charges for said shipment.

    If Seller determines that the Products are nonconforming or defective, Seller, with the consent of the Buyer, shall either credit Buyer for the cost thereof, rework the Products or otherwise replace the Products. If the defect or nonconforming nature of the Product was caused by Buyer or its agents, employees or subcontractors ( other than Seller), then Buyer shall be liable for the cost of rework or replacement and all associated costs therewith including, without limitation, transportation charges and inspection fees.

    Claims for shortages must be reported within ten days of receipt of the Products by Buyer to Seller in order for an adjustment to be considered by Seller.

8.  Termination/Order Cancellations
    -------------------------------

8.1 Termination Without Cause.  Either party may terminate this Agreement, in
    --------------------------
    whole or in part, at any time without cause upon ninety days written notice. Upon termination of this Agreement without cause, Seller shall (a) no longer accept new orders from Buyer, (b) stop work on orders previously placed pursuant to this Agreement to the extent specified in Buyer's notice of termination or by written acknowledgment by Buyer of Seller's notice of termination and terminate all subcontracts and orders that relate to the terminated work, which stoppage will subject Buyer to cancellation charges as set forth in Section 8.3 (b), and (c) place no further orders with
                    ---------------
    suppliers except to the extent required to complete previous orders which are not terminated.

8.2 Termination for Cause.  Either party may terminate this Agreement,
    ----------------------
    effective upon written notice in any of the following events: (a) the other party materially breaches this Agreement and such breach remains uncured for thirty days following written notice of breach to the breaching party; or
    (b) the other party (i) voluntarily suspends transaction of business; (ii) becomes insolvent or unable to pay any indebtedness as it matures; (iii) commences a voluntary case in bankruptcy or a voluntary petition seeking reorganization or to effect a plan or other arrangement with creditors; (iv) makes an assignment for the benefit of creditors; (v) applies for or consents to the appointment of a receiver or trustee for it or for any substantial portion of its property; (vi) makes an assignment to an agent authorized to liquidate any substantial part of its assets; (vii) has an involuntary case commenced against it with any court or other authority seeking liquidation, reorganization or a creditor's arrangement; (viii) by an order of any court or other authority, has appointed any receiver or trustee for it or for any substantial portion of its property; or (ix) has a writ or warrant of attachment or any similar process issued by any court or other authority against any substantial portion of its property and such involuntary petition seeking liquidation, reorganization or a creditor's arrangement or such order appointing a receiver or trustee is not vacated or stayed, or such writ, warrant of attachment or similar process is not vacated, released or bonded off within thirty days after its entry or levy.

8.3 Buyer's Liability Upon Termination/Order Cancellations.
    -------------------------------------------------------

    a) Buyer Termination for Cause. If the Buyer terminates this Agreement or any firm order (see Sections 2.1 and 2.2) for cause, Buyer shall be liable for cancellation charges including the costs of raw materials, noncancelable orders with suppliers, work-in-process and finished goods purchased and manufactured for firm orders as provided in Section 2. Seller shall make all
                                                ---------
    reasonable efforts to limit this cost by attempting to return components thereof to suppliers.

b) Buyer Termination Without Cause. If the Buyer terminates this Agreement or any firm order (see Sections 2.1 and 2.2) without cause, Buyer shall be liable for cancellation charges including the costs of raw materials, noncancelable orders with suppliers, work-in-process and finished goods purchased and manufactured for firm orders as provided in Section 2.
                                                              ---------

c) Seller Termination for Cause. If the Seller terminates this Agreement or any firm order (see Sections 2.1 and 2.2) for cause, Buyer shall be liable for all costs of raw materials, noncancelable orders with suppliers, work-in-process and finished goods purchased and manufactured for firm orders as provided in Section 2 plus a prorated profit.
                ---------

9.  Limited Warranty.  BUYER ACKNOWLEDGES THAT SELLER IS NOT THE MANUFACTURER
    -----------------
OF MOST, IF NOT ALL, OF THE COMPONENTS OF THE PRODUCTS NOR IS SELLER A THIRD PARTY MANUFACTURER'S AGENT. SELLER MAKES NO REPRESENTATIONS OR WARRANTIES IN CONNECTION WITH THE COMPONENTS THEREOF, WHICH SELLER DID NOT MANUFACTURE.
BUYER EXPRESSLY AGREES TO PURCHASE ALL PRODUCTS MANUFACTURED TO BUYER'S SPECIFICATIONS (AS DEFINED IN RECEIVED DOCUMENTATION) AND SELLER SPECIFICALLY DISCLAIMS ALL WARRANTIES, EXPRESS OR IMPLIED, IN FACT OR BY OPERATION OF LAW OR OTHERWISE, ANY ORDER, OR IN ANY OTHER MATERIALS, BROCHURES, PRESENTATIONS, SAMPLES, MODELS OR OTHER DOCUMENTATION OR COMMUNICATIONS WHETHER ORAL OR WRITTEN, INCLUDING, WITHOUT LIMITATION, IMPLIED WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR OTHERWISE, WHICH WOULD EXTEND BEYOND THE WARRANTIES EXPRESSLY CONTAINED HEREIN. SELLER AUTHORIZES BUYER TO ASSERT AT BUYER'S EXPENSE FOR SELLER'S ACCOUNT, ALL OF SELLER'S RIGHTS UNDER ANY APPLICABLE MANUFACTURER'S WARRANTY, AND SELLER AGREES TO COOPERATE WITH BUYER IN ASSERTING SUCH RIGHTS; PROVIDED, HOWEVER, THAT BUYER WILL DEFEND, INDEMNIFY AND HOLD SELLER HARMLESS

FROM AND AGAINST ANY LOSS, LIABILITY OR EXPENSE, INCLUDING REASONABLE ATTORNEYS' FEES, RESULTING FROM OR ARISING IN CONNECTION WITH ANY ACTION BY BUYER RELATING TO THE ABOVE AUTHORIZATION.

1.  Limitation of Liability.  Buyer agrees that regardless of the claim or the
    ------------------------
    form in which any legal or equitable action may be brought by Buyer against Seller, Seller shall not be liable for any indirect, special, incidental, consequential, exemplary or punitive damages, including, without limitation, loss of profits, promotional expenses, injury to reputation, or loss of customers. Buyer's recovery from Seller for any claim in any way arising from or related to the Products or this Agreement shall not exceed the amount actually paid to Seller by Buyer for the Products for the specific order from which the claim arises irrespective of the nature of the claim, whether in contract, tort, warranty or otherwise. Buyer's exclusive remedy for Seller's breach hereunder shall be to return the Products for that specific order to Seller and Seller, at its option, shall credit Buyer for the cost thereof, rework the Products, or otherwise replace the Products. Seller shall not be liable for any damages arising from delay in manufacture, shipment or delivery of any Products, if such delay is due to force majeure.

2.  Confidentiality.  The parties acknowledge that during the term of this
    ----------------
    Agreement and thereafter, either party may disclose to the other party from time to time certain business product pricing, financial, marketing, technical and other proprietary and sensitive information of each party. Both parties shall use commercially reasonable efforts to keep confidential any and all information concerning customers, trade secrets, methods, processes or procedures and any other confidential, financial and business information of the other party (Confidential Information) with the same standard of care as it uses for its own Confidential Information. Neither party shall disclose Confidential Information to any third party without the prior written consent of the other party. Confidential information of either party hereto shall not include information which (i) is in the public domain, (ii) is previously known or independently developed by the receiving party by persons not having access to confidential information, (iii) is acquired by the receiving party from any third party having a lawful right to disclose such information or (iv) the receiving party is obligated to produce under a court or governmental order. The parties acknowledge that a breach by either party of this Section 11.0 will give rise to irreparable
                                   ------------
    injury to the other, inadequately compensable in damages. Accordingly, the parties hereby consent to the obtaining by the other party of injunctive relief against the breach or threatened breach of the undertakings of the parties contained in this Section 11.0. The parties further agree that such
                              ------------
    an order so enjoining a party may be issued pending final determination thereof, without the requirement to post bond.

3.  Buyer's Indemnity.  Buyer shall indemnify, defend and hold Seller harmless
    ------------------
    from and against any and all loss, liability or expense, including reasonable attorneys' fees, resulting from or arising in connection with any claim or suit by Buyer or any third party (i) alleging infringement or dilution of any copyright, trademark, trade name, trade secret, patent or other third party proprietary rights, relating to the design, manufacture, sale, normal use or normal disposition of any Products built to the specifications of Buyer, for Buyer or (ii) alleging loss, damages, bodily injury, sickness, disease, or death, or injury to property which is caused by the negligence or intentional acts of Buyer, its agents, employees or subcontractors, except for Seller, or a defect in Buyer specified materials, components or design of the Products or caused by Buyer specified suppliers. The Seller shall have the right to participate, upon the request of the Buyer, in the defense of any such claim or suit, without relieving Buyer of any obligations hereunder.

4.  General Provisions.
    -------------------

    13.1  Notice.  Notice shall be deemed effective and delivered five days
          -------
          after mailing if sent certified mail, return receipt requested, or when received if sent by telecopy, prepaid courier, express mail or personal delivery to the intended recipient thereof at the address shown on the first page hereof, or to such other address as either party may specify in a written notice to the other party pursuant hereto.

    13.2  Force Majeure.  Except as otherwise provided herein, neither party
          --------------
          shall be liable to the other for its failure to perform any of its obligations hereunder during any period in which performance is delayed by the other party or circumstances beyond its reasonable control, including, without limitation, an act of God, war, civil disturbance, court order, or failures, fluctuations or nonavailability of materials, components, electrical power, heat, light, air conditioning, computing or information systems or telecommunications (force majeure), provided that the party experiencing such delay promptly notifies the other party of the delay and the cause thereof. The happening of any contingency beyond Seller's reasonable control, including delays caused by Buyer specified suppliers, shall not constitute cause for cancellation of Buyer's order, but shall extend Seller's time to ship goods for a period equal to the duration of such contingency.

    13.3  Relationship of Parties.  Seller, in providing Products hereunder, is
          ------------------------
          acting as an independent contractor and does not undertake by this Agreement or otherwise to perform any obligation of Buyer, or to assume any liability for Buyer's business or operations. Seller has the sole right and obligation to supervise, manage, contract, direct, procure, perform or cause to be performed, all work to be performed by Seller hereunder.

    13.4  Right of Seller to Sell Products to Others.  Buyer understands and
          -------------------------------------------
          agrees that Seller may itself use, manufacture or sell similar products as provided to Buyer hereunder to third parties, some of whom may be competitors of Buyer.

    13.5  No Third Party Beneficiaries. The parties agree that this Agreement is
          -----------------------------
          for the benefit of the parties hereto only and is not intended to confer any legal rights or benefits on any third party, and that there are no third party beneficiaries to this Agreement or any part or specific provision of this Agreement.

    13.6  Limitation Period and Damages.  Neither party may assert any cause of
          ------------------------------
          action against the other party arising under or in connection with this Agreement of which the asserting party knew or should have known more than two years prior to such assertion.

    13.7  Attorneys' Fees.  The prevailing party in any legal proceedings
          ----------------
          brought by or against the other party to enforce any provision of this Agreement shall be entitled to recover against the nonprevailing party the reasonable attorneys' fees, court costs and other expenses incurred by the prevailing party.

    13.8  Assignment.  Neither party may assign this Agreement without the prior
          -----------
          written approval of the other party.

    13.9  Amendment.  This Agreement may be amended only by written amendment
          ----------
          duly signed by authorized representatives of both parties.

    13.10 Severability.  If any provision of this Agreement is held invalid or
          -------------
          unenforceable, such invalidity or unenforceability shall not affect any other provision of this Agreement, and this Agreement shall be construed as if such invalid or unenforceable provision were omitted, unless the omission of such provision would deprive one of the parties of a material benefit of its bargain hereunder.

    13.11 Waiver.  Any waiver of any kind by a party of a breach of this
          -------
          Agreement must be in writing, shall be effective only to the extent set forth in such writing and shall not operate or be construed as a waiver of any subsequent breach. Any delay or omission in exercising any right, power or remedy pursuant to a breach or default by a party shall not impair any right, power or remedy which either party may have with respect to a future breach or default.

    13.12 Applicable Law.  This Agreement shall be governed under the laws of
          ---------------
          the State of California, without regard to California principles of conflicts of law, as to all matters, including, without limitation, matters of validity, construction, effect, performance and remedy. Any legal action to enforce this Agreement shall be brought in the district courts of the state of California.

    13.13 Binding Effect.  This Agreement shall be binding on and inure to the
          ---------------
          benefit of the parties and their respective successors and assigns.

    13.14 Survival.  The rights, obligations and duties under Sections 8.3, 9,
          ---------                                           ----------------
          10, 11 and 12 shall survive the termination of this Agreement.
          -------------